Exhibit 4.3

EXECUTION VERSION

AMENDMENT NO. 4 TO THE STOCKHOLDER AGREEMENT

This Amendment (this “Amendment”), dated as of May 7, 2014, is made by Affinion Group Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and each of the Major Stockholders of the Company that is a party hereto.  Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Stockholder Agreement (as defined below).

WHEREAS, the Company and each of the Major Stockholders are parties to that certain Stockholder Agreement, dated as of January 14, 2011, as amended as of September 20, 2012, as further amended as of May 7, 2013, and as further amended as of December 12, 2013 (the “Stockholder Agreement”);

WHEREAS, Section 10(h) of the Stockholder Agreement provides, among other things, that the Stockholder Agreement may be amended by the Company from time to time with the written consent of (a) Holders holding at least a majority of the issued and outstanding Common Shares held by all Holders and (b) for so long as any Major Stockholder is a Major Stockholder, such Major Stockholder;

WHEREAS, Section 7(a)(vi) of that certain Warrantholder Rights Agreement (the “Warrantholder Rights Agreement”), dated as of December 12, 2013, by and among the Company, the Major Stockholders party thereto and the warrantholders party thereto (the “Holders”), provides, among other things, that for so long as 50% of the Warrant Shares (as defined therein) remain outstanding (assuming the exercise of the Series A Warrants), the Stockholder Agreement may not be amended without consent of the Holders that beneficially own a majority of the Warrant Shares; and

WHEREAS, the Major Stockholders hold, in the aggregate, Common Shares representing more than a majority of the issued and outstanding Common Shares and the undersigned Holders that beneficially own a majority of the Warrant Shares have consented to this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Stockholder Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to the Stockholder Agreement.

Section 2(d) – Board of Directors – Composition.  The first sentence of Section 2(d) of the Stockholder Agreement is hereby amended as follows:

“(d)Composition.  Subject to the Warrantholder Rights Agreement, dated as of December 12, 2013, by and among the Company and the investors party thereto (the “Warrantholder Rights Agreement”), the Board shall consist of nine members; provided, that, (x) the Board may increase the size of the Board to the extent required by the rules of the exchange on which the Common Stock is listed, if any, to allow a majority of the Directors to be Independent Directors or to permit the full exercise of all rights provided in this Section 2(d), (y) the Board may decrease the size of the Board following a Termination Event or Multiple Nominee Termination Event but not to a number below the greater of (A) the number of Directors on the Board immediately following such event and (B) the aggregate number of Directors that Persons have the right to nominate in accordance with this Section 2 after giving effect to such event and (z) the Board may increase or decrease the size of the Board with the consent of the Major Stockholders; provided, however, that to the extent the size of the Board is insufficient to permit a Major Stockholder to exercise its rights hereunder, the Board shall increase the size of the Board upon the written request of such Major Stockholder to the extent required to permit the exercise of such rights.”

2.

Miscellaneous.  Subject to the Warrantholder Rights Agreement, this Amendment and the Stockholder Agreement contain the complete agreement among the Company, the undersigned and the Holders and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof; provided, however, that for the avoidance of doubt, except as the Stockholder Agreement is expressly amended hereby, the provisions of that certain Amendment No. 3 to the Stockholder Agreement, dated as of December 12, 2013, by and between the Company and the Major Stockholders party thereto, shall remain in full force and effect in accordance with the terms thereof.  Except as specifically amended hereby, (i) the Stockholder Agreement shall remain in full force and effect, and (ii) the terms and provisions of Section 10 of the Stockholder Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

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This Amendment is executed by the Company, Apollo and General Atlantic to be effective as of the date first written above.

THE COMPANY: AFFINION GROUP HOLDINGS, INC.
By:	/s/ Gregory Miller
Name: Gregory Miller
Title: CFO

[Signature Page to Amendment No. 4 to Stockholder Agreement]

APOLLO: AFFINION GROUP HOLDINGS, LLC.
By:	/s/ Marc Becker
Name: Marc Becker
Title: Manager

[Signature Page to Amendment No. 4 to Stockholder Agreement]

GENERAL ATLANTIC: GAPCO GMBH & CO. KG
By:	GAPCO Management GmbH,
its General Partner
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director
GAP COINVESTMENTS III, LLC
By:	General Atlantic LLC,
its Managing Member
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director
GAP COINVESTMENTS IV, LLC
By:	General Atlantic LLC, its Managing Member
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director
GAPSTAR, LLC
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

[Signature Page to Amendment No. 4 to Stockholder Agreement]

GAP-W HOLDINGS, L.P.
By:	General Atlantic GenPar, L.P., its General Partner
By:	General Atlantic LLC,
its General Partner
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director
GENERAL ATLANTIC PARTNERS 79, L.P.
By:	General Atlantic LLC, its General Partner
By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

[Signature Page to Amendment No. 4 to Stockholder Agreement]